Exhibit 99.2

VIDUS LIMITED

INDEX TO FINANCIAL STATEMENTS

For the Years Ended 31 December 2004 and 31 December 2003

Report of the Registered Public Accounting Firm

Principal Accounting Policies

Profit and Loss Account

Balance Sheet

Cash Flow Statement

Notes to the Financial Statements

REPORT OF THE REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the balance sheets of Vidus Limited as of December 31, 2004 and December 31, 2003 and the profit and loss accounts and cash flows for the year ended December 31 2004 and for the period from March 31, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of Vidus Limited’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Vidus Limited as at December 31, 2004 and December 31, 2003 and the results of its operations and its cash flows for the year ended December 31, 2004 and for the period from March 31, 2003 (date of inception) to December 31, 2003 in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 25 to the financial statements.

GRANT THORNTON UK LLP

REGISTERED AUDITORS

CHARTERED ACCOUNTANTS

/s/ Grant Thornton UK LLP

Cambridge

Date: 29 April 2005

VIDUS LIMITED

PRINCIPAL ACCOUNTING POLICIES

For the Year Ended 31 December 2004

BASIS OF PREPARATION

The financial statements have been prepared in accordance with applicable United Kingdom accounting standards and under the historical cost convention.

The principal accounting policies of the company are set out below.

GOING CONCERN

Following its acquisition of Vidus Limited (the “company”) by @Road, Inc. (“@Road”), @Road entered into an agreement with the company to meet all operating costs of the company for the foreseeable future. On the basis of the above agreement and forecasts prepared by the company, the director is satisfied that it is appropriate to prepare the financial statements on a going concern basis.

REVENUE RECOGNITION

Product Background
taskforce™ software is a generic product that can work on its own and does not generally require significant bespoke development or modifications. Customers are able to configure taskforce to their own specific requirements using the company’s Software Developer Kit and/or external integration services. taskforce operates without requiring updates that only the company can provide. Under the company’s standard contract terms, customers are required to sign-off on product acceptance on signing a contract.  Acceptance tests are therefore likely to be carried out prior to contract signing, if at all.

Recognising Revenues
Revenue Recognition is subject to a contract-by-contract review and so the company’s policies are set to cover as many potential eventualities as reasonably possible. In general, no material outstanding performance obligations must exist as relates to the revenue prior to Revenue Recognition. There must be no potential material costs resulting from the software failing to perform to customer requirements. Revenue must also not be refundable.

Software Licence Revenue Recognition
taskforce contracts do not generally include acceptance provisions, although EU statutory warranties of 90 days are given. The consequence of the warranty being invoked (it never has been) is that the company would have to fix any errors in the software rather than refund Software Licence Fees, so this does not delay recognition. This will be reviewed if the company’s history of zero significant defects changes.

Revenues from taskforce Licence fees are recognised when (1) a contract, which includes product acceptance, is signed, (2) the software product has been delivered and (3) the licence fees are fixed and determinable.

If however, a specific contract includes:

(i)            Milestones or customer specific acceptance criteria that may affect the software license fee or

(ii)           Software license fee payments that are tied to the performance of consulting services or

(iii)          Significant consulting services that are provided without additional charge or

(iv)          Services that include significant modification of the software;

then the company will delay recognition unless acceptance has been received from the Customer.

Services Revenue Recognition

Service revenues include Post Contract Customer Support, Consulting, Bespoke Software Development and Training.  A customer may choose to have Consulting, Development, Training or 2nd level Post Contract Support from the company or others. If Consulting and/or development are contracted for with the company, then the revenue generated by those activities is recognised using the conventional SSAP 9 approach (i.e., on a percentage of completion method).  In recognising revenues in accordance with SSAP 9, management estimates time and costs to completion with revisions to estimates reflected in the period in which changes become known.

Post–Contract Customer Support

The company’s arrangements provide for 2nd line (problem identification/workarounds) and 3rd line (bug fixes) technical support and the right to unspecified updates on an if–and–when–available basis. These are normally provided at least yearly as part of the company’s normal development program. Revenues from those arrangements are recognized ratably over the term of the arrangement, usually five years. If there are any anticipated refunds under Post-Contract Customer Support then such refunds will be deferred from this revenue. Revenue starts being recognised as specified in customer contracts but normally when the first user of the customer logs onto the system.

Consulting Services

Where the company is contracted on a time and materials basis, revenues are recognised as services are delivered or in the case of fixed price contracts, on a percentage of completion basis. Revenues from training are recognised as those services are provided. If there is doubt about the acceptance of implementation work (and the company is unable to rely on contractual acceptance terms due to delays from the customer side) then revenue will be recognised in accordance with SSAP 9, taking account of foreseeable losses.

Bespoke Software Development

Revenue from Bespoke Software Development contracts that require the company to design or develop to a customer’s specifications is recognized in accordance with SSAP 9.

Change Requests

These relate to additional Bespoke Software Development and Consulting Services and as such are treated in the respective manners. Unless these impose a delay to any original acceptance criteria, these are treated as separate pieces of work.

Multiple Elements

Revenues from contractual arrangements, which involve multiple elements, such as Post–Contract Customer Support, Consulting and Training, are allocated to each element of the arrangement based on the relative fair values of the elements. The fair value of each element in multiple element arrangements is determined by using sector specific evidence.

Doubtful Debts

In judging the doubtfulness of revenue, management continuously monitors collection and payments from customers and maintains a provision for doubtful debts based upon historical experience and any specific customer collection issues identified.

INTANGIBLE FIXED ASSETS AND AMORTIZATION

Intangible fixed assets are stated at cost, net of amortization.

Amortization is calculated to write down the cost of all intangible fixed assets by equal annual installments over their useful economic lives. A rate of 20% per annum is generally applicable.

TANGIBLE FIXED ASSETS AND DEPRECIATION

Tangible fixed assets are stated at cost, net of depreciation and any provision for impairment.

Depreciation is calculated to write down the cost less estimated residual value of all tangible fixed assets by equal annual installments over their estimated useful economic lives.  The rates and periods generally applicable are:

Short leasehold property	- period of the lease
Fixtures, fittings and equipment	- straight line over 3 years

LEASED ASSETS

Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and depreciated over their estimated useful economic lives. The interest element of leasing payments represents a constant proportion of the capital balance outstanding and is charged to the profit and loss account over the period of the lease. All other leases are regarded as operating leases and the payments made under them are charged to the profit and loss account on a straight line basis over the lease term.

WORK IN PROGRESS

Work in progress is stated at the lower of cost and net realisable value, after making allowance for unrecoverable amounts.

DEFERRED TAXATION

Deferred tax is recognised on all timing differences where the transactions or events that give the company an obligation to pay more tax in the future, or a right to pay less tax in the future, have occurred by the balance sheet date.  Deferred tax assets are recognised when it is more likely than not that they will be recovered.  Deferred tax is measured using rates of tax that have been enacted or substantively enacted by the balance sheet date.  Deferred tax is measured on an undiscounted basis.

FOREIGN CURRENCIES

Transactions in foreign currencies are translated at the exchange rate ruling at the date of the transaction.  Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the rate of exchange ruling at the year end or at rates secured by forward contracts where applicable.  All exchange differences are dealt with through the profit and loss account.

RETIREMENT BENEFITS

Defined Contribution Pension Scheme

The pension costs charged against profits are the contributions payable to the scheme in respect of the accounting period.

RESEARCH AND DEVELOPMENT

Research and development expenditure is charged to the profit and loss account in the period in which it is incurred.

VIDUS LIMITED

PROFIT AND LOSS ACCOUNT

FOR THE YEAR ENDED 31 DECEMBER 2004

	Note	2004	Period 28 March to 31 December 2003
		£’000	£’000

Turnover	2	10,593	5,285
Cost of sales		(3,102)	(1,241)
Gross profit		7,491	4,044

Administrative expenses		(8,476)	(4,340)
Depreciation and Amortization		(2,221)	(1,576)
Exceptional items	3	(130)	(125)
Total administrative expenses		(10,827)	(6,041)

Operating loss		(3,336)	(1,997)

Net interest	4	(187)	(109)

Loss on ordinary activities before taxation	2	(3,523)	(2,106)

Tax on loss on ordinary activities	6	130	—
Retained loss for the financial year	15	(3,393)	(2,106)

There were no recognised gains or losses other than the loss for the year.

All activities of the company are classed as continuing.

The accompanying accounting policies and notes form an integral part of these financial statements.

VIDUS LIMITED

BALANCE SHEET AT 31 DECEMBER 2004

	Note	2004	2004	2003	2003
		£’000	£’000	£’000	£’000
Fixed assets
Intangible assets	7		6,561		8,580
Tangible assets	8		525		356
			7,086		8,936

Current assets
Work in progress	9	—		413
Debtors	10	1,542		2,395
Cash at bank and in hand		753		1,388
		2,295		4,196

Creditors: amounts falling due within one year (including convertible debt)	11	4,576		4,987
Net current liabilities			(2,281)		(791)

Total assets less current liabilities			4,805		8,145

Creditors: amounts falling due after more than one year	12		53		—
			4,752		8,145

Capital and reserves
Called up share capital	14		27		27
Share premium account	15		10,224		10,224
Profit and loss account	15		(5,499)		(2,106)
Equity shareholders’ funds	16		4,752		8,145

The financial statements were approved by the Board of Directors on 29 April 2005.

/s/ Krish Panu
Krish Panu - Director

The accompanying accounting policies and notes form an integral part of these financial statements.

VIDUS LIMITED

CASH FLOW STATEMENT

FOR THE YEAR ENDED 31 DECEMBER 2004

	Note	2004	Period 28 March to 31 December 2003
		£’000	£’000

Net cash outflow from operating activities	17	(854)	(383)

Returns on investment and servicing of finance
Interest received		37	35
Interest paid		—	(3)
Interest element of financial lease rental payments		(7)	—
Net cash inflow from returns on investments and servicing of finance		30	32

Taxation		—	—

Capital expenditure and financial investment
Purchase of tangible fixed assets		(259)	(312)
Net cash outflow from capital expenditure and financial investment		(259)	(312)

Net cash outflow before financing		(1,083)	(663)

Financing
Issue of shares		—	51
Working capital loan		470	2,000
Capital element of finance lease rental payments		(22)	—
Net cash inflow from financing		448	2,051

(Decrease)/Increase in cash	18	(635)	1,388

The accompanying accounting policies and notes form an integral part of these financial statements.

VIDUS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

1                                         POST BALANCE SHEET EVENTS

@Road, Inc. (“@Road”), a leading provider of mobile resource management solutions in the United States, on 18 February 2005 acquired the entire issued common and preferred shares of the company. @Road is a NASDAQ listed company trading under the symbol ARDI.  Under the terms of the acquisition agreement @Road assumed and repaid on 18 February 2005 to NV Partners III-BT LP (“NVP”) approximately £2,383,000, being the outstanding loan balance with accrued interest thereon and assumed and repaid on 4 March 2005 to British Telecommunications plc (“BT”) approximately £479,000, being the outstanding loan balance with accrued interest thereon.  @Road made a US$2,000,000 short term facility available to the company. Of this amount, US$500,000 was drawn down in January 2005 and was fully repaid on 17 February 2005.

Under the terms of the acquisition, and pursuant to the terms of the Vidus Unapproved Share Option Scheme, holders of options over Vidus common stock had the opportunity to either exercise their vested options and acquire Vidus shares which have now been acquired by @Road, or allow their vested options to be rolled into @Road options. @Road issued approximately 146,000 options with a one-year term to acquire @Road shares in relation to this exchange.

2                                         TURNOVER AND LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

Turnover is wholly attributable to the principal activity of the company.

An analysis of turnover by geographical market is given below:

	2004	Period 28 March to 31 December 2003
	£’000	£’000

United Kingdom	10,255	4,913
Europe	338	372

	10,593	5,285

The loss on ordinary activities before taxation is stated after:

	2004	Period 28 March to 31 December 2003
	£’000	£’000

Auditors’ remuneration – audit	25	17
Auditors’ remuneration – non audit	51	6

Amortization
Intangible fixed assets, owned	2,019	1,514

Depreciation
Tangible fixed assets, owned	190	62
Tangible fixed assets, leased	12	—

Rent of leasehold buildings	120	150

Other operating lease rentals	18	9

3                                         EXCEPTIONAL ITEMS

	2004	Period 28 March to 31 December 2003
	£’000	£’000

Abortive AIM Listing costs	86	—
Professional fees in relation to fund raising activities	44	—
Legal costs in relation to the purchase of the trade and assets of a division of BT	—	62
Costs associated with relocation to new premises	—	63

	130	125

4                                         NET INTEREST

	2004	Period 28 March to 31 December 2003
	£’000	£’000

Payable to parent undertaking	214	141
Other interest	10	3
Other interest receivable and similar income	(37)	(35)

	187	109

5                                         DIRECTORS AND EMPLOYEES

Staff costs during the period were as follows:

	2004	Period 28 March to 31 December 2003
	£’000	£’000

Wages and salaries	5,040	2,857
Social security costs	605	322
Other pension costs	—	98

	5,645	3,277

The average number of employees of the company during the period was:

	2004	Period 28 March to 31 December 2003

Administration	6	5
Development, technical services and product	56	51
Professional services	19	13
Sales and marketing	13	11

	94	80

Remuneration in respect of directors was as follows:

	2004	Period 28 March to 31 December 2003
	£’000	£’000

Directors’ emoluments	170	107

No directors exercised share options during the year.

Included in directors’ emoluments is a settlement payment of approximately £107,000 (2003: £nil) made in respect of Mark Horne to terminate his service agreement.

The amount set out above includes remuneration in respect of the highest paid director as follows:

	2004	Period 28 March to 31 December 2003
	£’000	£’000

Emoluments	166	107

6                                         TAX ON LOSS ON ORDINARY ACTIVITIES

The tax repayable represents:

	2004	Period 28 March to 31 December 2003
	£’000	£’000

Corporation tax	61	—
Adjustment in respect of prior year	69	—

Corporation tax at 30% (2003: 30%)	130	—

The tax credit relates to research and development tax credit claims for the year to 31 December 2004 and the previous period.

The tax assessed for the year is lower than the standard rate of corporation tax in the UK of 30% (2003: 30%).  The differences are explained below:

	2004	Period 28 March to 31 December 2003
	£’000	£’000

Loss on ordinary activities before tax	(3,523)	(2,106)

Loss on ordinary activities multiplied by standard rate of corporation tax in the UK of 30% (2003: 30%)	(1,057)	(632)

Effect of:
Prior year R & D tax credit	(69)	—
Effect of current year R & D tax credit	15	—
Expenses not deductible for tax purposes	50	52
Difference between capital allowances for the year and depreciation	7	(2)
Interest	65	42
Losses carried forward	859	540

Current tax credit for the year	(130)	—

7                                         INTANGIBLE FIXED ASSETS

Goodwill
£’000

Cost
At 1 January 2004	10,094
Additions	—
Disposals	—

At 31 December 2004	10,094

Amortization
At 1 January 2004	1,514
Provided in the period	2,019
Eliminated on disposals	—

At 31 December 2004	3,533

Net book amount at 31 December 2004	6,561

Net book amount at 31 December 2003	8,580

The intangible assets shown above arise from the purchase of the trade and assets of a division of BT in March 2003, which specialised in the development of software used in the automated scheduling of mobile workforces.

8                                         TANGIBLE FIXED ASSETS

	Short leasehold property	Fixtures, fittings and equipment	Total
	£’000	£’000	£’000

Cost
At 1 January 2004	35	383	418
Additions	35	336	371
Disposals	—	—	—

At 31 December 2004	70	719	789

Depreciation
At 1 January 2004	3	59	62
Provided in the period	19	183	202
Eliminated on disposals	—	—	—

At 31 December 2004	22	242	264

Net book amount at 31 December 2004	48	477	525

Net book amount at 31 December 2003	32	324	356

Tangible fixed assets include assets under finance leases, with a total net book value of approximately £100,000 (2003: £Nil), and depreciation in the year of approximately £12,000 (2003: £Nil).

9                                         WORK IN PROGRESS

	2004	2003
	£’000	£’000

Project costs	—	413

10                                  DEBTORS

	2004	2003
	£’000	£’000

Trade debtors	412	1,638
Corporation tax recoverable	130	—
Amounts recoverable on contracts	719	616
Other debtors	50	32
Prepayments and accrued income	231	109

	1,542	2,395

Other debtors at 31 December 2004 include an amount of approximately £6,000 in respect of a loan to an employee made for the purpose of acquiring shares in the company.

11                                  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR (INCLUDING CONVERTIBLE DEBT)

	2004	2003
	£’000	£’000

Loan from parent undertaking	2,355	2,141
Loan/Overpayment from customer	473	470
Trade creditors	644	536
Deferred revenue and customer deposits	396	1,328
Corporation tax	—	—
Social security and other taxes	326	311
Other creditors	—	26
Amounts due under finance leases	37	—
Accruals and deferred income	345	175

	4,576	4,987

The loan/overpayment from customer at 31 December 2003 relates to an overpayment from BT, a customer, of £470,000 which was repaid during the year and replaced by a loan from BT which amounted to approximately £473,000 at 31 December 2004.  @Road, on 4 March 2005, assumed and paid BT approximately £479,000, being the outstanding loan balance with accrued interest.

The loan from the parent undertaking, NVP, was secured by a fixed and floating charge over the assets of the company and carried a compound interest rate of 10% per annum.  As at 31 December 2003 the loan was repayable on demand and hence was classified as falling due within one year. On 8 October 2004 the loan was re-negotiated such that it is repayable on the earlier date of: a) the Company breaching certain financial covenants relating to its quarterly operating result and its tangible net worth as at each quarter end; b) 16 April 2008 in respect of £2,000,000 plus accrued interest; and c) upon a change of ownership control of the company.

The loan was able to be converted into shares at the option of the lender if, at any time prior to the repayment of the loan, the company raises £5,000,000 or more in cash from the issue of shares to any person other than NVP.

At 31 December 2004 the company was in breach of the financial covenants and consequently the loan has been classified as a loan falling due within one year. @Road on 18 February 2005 assumed and paid to NVP approximately £2,383,000, being the outstanding loan balance with accrued interest. NVP released the security noted above.

12                                  CREDITORS: AMOUNTS FALLING DUE AFTER ONE YEAR

	2004	2003
	£’000	£’000

Finance leases	53	—

Maturity of financial liabilities

	2004	2003
	£’000	£’000
Borrowings are repayable as follows:
Falling due within 1 year
Finance leases	37	—
Other Loans	2,828	2,141

Falling due between 1 to 2 years
Finance leases	32	—

Falling due between 2 to 5 years
Finance leases	21	—

13                                  DEFERRED TAXATION

Deferred taxation (assets)/ liabilities not provided for in the financial statements are set out below.

	2004	2003
	£’000	£’000

Accelerated capital allowances	(5)	2
Trading losses	(1,316)	(540)
Other	(106)	(42)

	(1,427)	(580)

The unprovided deferred tax asset will be recoverable when the company achieves profitability.

The unprovided tax asset in respect of trading losses has been reduced by approximately £87,000 relating to a research and development tax credit claim for the period to 31 December 2003.

14                                  SHARE CAPITAL

	2004 Number	2003 Number
	‘000	‘000

Authorised
Common shares £0.01 each	12,250	9,000
Preferred shares of £0.00003 each	51,100	51,100

	63,350	60,100

	2004	2003
	£’000	£’000
Allotted, called up and fully paid
Approximately 2,526,000 common shares £0.01 each	25	25
Approximately 51,001,000 preferred shares of £0.00003 each	2	2

	27	27

Movements in Share Capital

The authorised share capital was increased on 20 October 2004 by the creation of an additional 3,250,000 common shares of £0.01 each.

Rights Attaching to Classes of Shares

The preferred shares and common shares rank pari passu in all respects with the following exceptions:

•                                          on a distribution of assets or return of capital, the preferred shareholders will rank ahead of the common shareholders;

•                                          the common shareholders do not have the right to attend, speak or vote at general meetings of the company, unless theirs is the only class of share in issue;

•                                          the preferred shareholders shall be entitled to require conversion of their shares into common shares on an Initial Public Offering, reorganisation or issue of further share capital;

•                                          in the event that further share capital is issued by the company, the preferred shareholders will be entitled to subscribe for additional shares to ensure that their holding in the company is not diluted;

•                                          the preferred shareholders have the right to appoint Directors to the Board and to receive financial information regarding the company;

•                                          the preferred shareholders’ approval is required for certain operating decisions such as authorising borrowings, granting of options, changes to the Board of Directors and approval of financial plans and budgets.

Unapproved Share Option Scheme

The company operates an unapproved share option scheme for the benefit of its employees.

		Number
		‘000
Common Shares under option at 1 January 2004:
•	at an exercise price of £0.02	5,007

Options granted during 2004:
•	granted on 2 February 2004, at an exercise price of £0.02	30
•	granted on 9 February 2004, at an exercise price of £0.02	135
•	granted on 29 March 2004, at an exercise price of £0.02	45
•	granted on 1 November 2004, at an exercise price of £0.06	2,220
•	granted on 12 December 2004, at an exercise price of £0.20	125

Options lapsed during the year:
•	all lapsed options were at an exercise price of £0.02	(210)

Common Shares under option at 31 December 2004:		7,352

Generally, 25% of the options vest on the first anniversary of grant, with the remaining 75% vesting equally on a quarterly basis over the next three years. After vesting, the options are generally only exercisable on the occurrence of certain events. The option term is 10 years from the date of grant.

All the options granted earlier in the year at £0.02 were based on the standard vesting schedule described above.

Of the options granted on 1 November 2004, approximately 1,664,000 will vest monthly over two years from a deemed start date of 1 June 2004. 50,000 options vest quarterly over a two year period. The remainder vest according to the standard vesting schedule, but with a deemed start date for vesting as the date of commencement of employment.

All the options granted on 12 December 2004 vest according to the standard vesting schedule.

No options were exercised during the year.

Under the terms of the acquisition, and pursuant to the terms of the Vidus Unapproved Share Option Scheme, holders of options over Vidus common stock had the opportunity to either exercise their vested options and acquire Vidus shares which have now been acquired by @Road, or allow their vested options to be rolled into @Road options. @Road issued approximately 146,000 options with a one-year term to acquire @Road shares in relation to this exchange.

15                                  RESERVES

	Share premium account	Profit and loss account
	£’000	£’000

At 1 January 2004	10,224	(2,106)
Retained loss for the year	—	(3,393)

At 31 December 2004	10,224	(5,499)

16                                  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS’ FUNDS

	2004	2003
	£’000	£’000

Loss for the financial year	(3,393)	(2,106)
Shares issued in the year	—	10,251
	(3,393)	8,145
Shareholders’ funds at 31 December 2003	8,145	—

Shareholders’ funds at 31 December 2004	4,752	8,145

17                                  NET CASH OUTFLOW FROM OPERATING ACTIVITIES

	2004	2003
	£’000	£’000

Operating loss	(3,336)	(1,997)
Depreciation and Amortization	2,221	1,576
Decrease/(Increase) in work in progress	413	(413)
Decrease/(Increase) in debtors	983	(2,395)
(Decrease)/Increase in creditors	(1,135)	2,846

Net cash outflow from operating activities	(854)	(383)

18                                  RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

	2004	2003
	£’000	£’000

(Decrease)/Increase in cash in the year	(635)	1,388
Cash inflow from increase in debt and lease financing	(448)	(2,000)
Change in net debt resulting from cash flows	(1,083)	(612)

New finance leases	(112)	—

Movement in net debt in the year	(1,195)	(612)
Net debt at 31 December 2003	(612)	—
Net debt at 31 December 2004	(1,807)	(612)

19                                  ANALYSIS OF CHANGES IN NET DEBT

	At 1 January 2004	Cash flow	Non cash items	At 31 December 2004
	£’000	£’000	£’000	£’000

Cash in hand and at bank	1,388	(635)	—	753
Debt	(2,000)	(470)	—	(2,470)
Finance leases	—	22	(112)	(90)
	(612)	(1,083)	(112)	(1,807)

During the year the company entered into finance lease arrangements in respect of assets with a total capital value at the inception of the leases of approximately £112,000.

20                                  CAPITAL COMMITMENTS

The company had the following capital commitments at the end of the financial year:

	2004	2003
	£’000	£’000

Leasehold improvements	9	2
Fixtures, fittings and equipment	21	39

	30	41

21                                  RETIREMENT BENEFITS

Stakeholder Pension Schemes

The company operates a stakeholder pension scheme for the benefit of the employees.  The company makes discretionary contributions to this scheme.

22                                  LEASING COMMITMENTS

Operating lease payments amounting to approximately £135,000 (2003: approximately £170,000) are due within one year.  The leases to which these amounts relate expire as follows:

	2004		2003
	Land and buildings	Other	Land and buildings	Other
	£’000	£’000	£’000	£’000

In one year or less	—	—	136	—
Between one and five years	16	19	16	18
In five years or more	100	—	—	—

	116	19	152	18

23                                  RELATED PARTY TRANSACTIONS

An amount of £243,000 (2003: £63,000) was charged by Ascent LLC in respect of expenses and consultancy services provided to the company by Martin Knestrick during the year. Ascent LLC is controlled by Martin Knestrick, CEO of the company.

In addition to the amount of approximately £166,000 (2003: £107,000) paid to Carason Limited in respect of emoluments for the services of the director, Mark Horne, the company was charged £nil (2003: £77,000) by Carason Limited for other consultancy services. Carason Limited is controlled by Mark Horne, Director of the company.

During the year the interest of approximately £214,000 (2003: £141,000) was charged to the company on the loan of £2,000,000 received from its parent undertaking (see note 11).  At 31 December 2004, approximately £2,355,000 was owed to the parent undertaking.

24                                  ULTIMATE PARENT UNDERTAKING

The director considers that, at December 31, 2004, the parent undertaking was NVP (formerly NV Partners IV LP), which is registered in the Cayman Islands. NVPG LLC was the company’s ultimate controlling related party by virtue of its ability to control NVP. As a result of its acquisition of the entire issued share capital of the company, @Road became the ultimate parent undertaking on 18 February 2005.

25                                  SUMMARY OF CERTAIN DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA

The financial statements are prepared in conformity with accounting principles generally accepted in the United Kingdom (“UK GAAP”) which differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”).

The following is a summary of the significant adjustments to (loss) on ordinary activities and equity shareholders’ funds when reconciling amounts recorded in the financial statements to the corresponding amounts in accordance with US GAAP.

		2004	Period 28 March to 31 December 2003
		£,000	£’000

Loss on ordinary activities under UK GAAP		3,393	2,106
US GAAP adjustments:
Write-back of goodwill	a	2,019	1,514
Amortization of intangibles	b	(917)	(687)
Write-off in-process research and development	c	—	(157)
Revenue recognition	d	(6,348)	(4,915)
Write-back lease payments	e	18	9
Depreciation of fixed assets	e	(16)	(4)
Interest expense	e	(2)	(2)
Stock-based compensation	f	(30)	—
Provision for compensated absences	g	(50)	(136)

Net loss under US GAAP		8,719	6,484

Equity shareholders’ funds under UK GAAP		4,752	8,145
US GAAP adjustments:
Cumulative difference on amortization of goodwill	a	3,533	1,514
Cumulative difference on amortization of intangibles	b	(1,604)	(687)
Cumulative difference on in-process research and development	c	(157)	(157)
Revenue recognition	d	(11,263)	(4,915)
Cumulative difference on lease payments	e	27	9
Cumulative difference on depreciation of fixed assets	e	(20)	(4)
Cumulative difference on interest expense	e	(4)	(2)
Provision for compensated absences	g	(186)	(136)
Presentation of notes receivable from stockholder	h	(6)	—

Equity shareholders’ (deficit) funds under US GAAP		(4,928)	3,767

a)              Goodwill

Under UK GAAP, goodwill is amortised on a straight-line basis over an estimate of the time that the company is expected to benefit from it. Under US GAAP, the company follows the provisions of SFAS 142, Goodwill and other Intangible Assets, under which goodwill is no longer subject to amortisation. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test.

b)             Amortisation of intangibles

Under UK GAAP, intangible assets purchased as part of a business combination are included within the goodwill balance unless the asset can be identified and sold separately without disposing of the business as a whole. Under US GAAP, such intangible assets may meet the criteria set out in SFAS 142 for categorisation as intangible assets other than goodwill and are amortised over their useful economic lives. Thus differences arise in the amounts of goodwill recognised and the associated amortisation charge.

On March 31, 2003, the company acquired all the tangible and intangible assets from a division of BT for £10,200,000.  At the same time, the company issued shares for a total value of £10,200,000 to NVP, the company’s parent undertaking.  NVP paid BT £10,200,000 directly for the purchase of the assets. Under the purchase method of accounting, the purchase price of £10,200,000 is allocated to the company’s net tangible and intangible assets based upon their estimated fair market value as of the date of acquisition, March 31, 2003. The allocation of the purchase price to intangibles is based upon an independent, third-party appraisal and management’s estimates as follows:

£’000
Net tangible assets acquired	106

Intangible assets acquired
Core developed technology	7,950
Trademarks and trade names	772
Customer relationships	1,215
9,937

In-process research and development	157
10,200

Net tangible assets acquired as of 31 March 2003 of approximately £106,000 represent the net tangible assets of the company. A portion of the purchase price has been allocated to identifiable intangible assets. The income approach, which includes an analysis of cash flows and the risks associated with achieving such cash flows, was the primary technique utilized in valuing the identifiable intangible assets. In-process research and development, which reflects certain research projects that had not yet reached technological feasibility and had no perceived alternative future use, was expensed upon consummation of the acquisition. Identifiable intangible assets that have finite useful live are being amortized over their useful lives of ten years for core developed technology and ten years for customer relationships. Trademarks and trade names have indefinite lives and as such are not amortized but are tested at least annually for impairment.  The fair value assigned to in-process research and development and other identifiable intangible assets was estimated by discounting to present value the cash flows attributable to the technology once it had reached technological feasibility.

c)              In-process research and development

Under US GAAP, payments made to purchase intangible assets that are still in development are charged directly to the profit and loss account.

d)             Revenue recognition

Under UK GAAP, revenues from contractual arrangements, which involve multiple elements, are allocated to each element of the arrangement based on the relative fair values of the elements, being determined by using sector specific evidence. Under US GAAP, the company recognises revenue associated with the license of software in accordance with Statement of Position 97-2, Software Revenue Recognition, as amended by SOP 98-4, SOP 98-9 and related interpretations and Technical Practice Aids. As such, revenues from contractual arrangement which involve multiple elements, such as post–contract customer support, consulting and training, are allocated to each element of the arrangement based on vendor specific evidence of fair values.

Specifically, under UK GAAP, fees for licensing of taskforce are recognised in full in the period in which the contracts are signed. Fees for consulting and training are recognised when the services are performed and fees for post-contract customer support are recognised over the license period.  Under US GAAP, revenues from the contractual arrangements are recognised rateably over the licence period from the date the customer’s first user logs into the system.

Under UK GAAP, the company recognises revenue using the conventional SSAP 9, which does not contain the presumption that entities have the ability to produce reasonable dependable estimates.  Specifically, under UK GAAP, fees for customized development of the company’s software were recognized upon completion of the contract.  Under US GAAP, the company recognises revenue associated with customized development of its software in accordance with Statement of Position 81-1, Performance of Construction-Type and Certain Production-Type Contracts, which contains a presumption that entities have the ability to produce reasonable dependable estimates and as such using the percentage of completion method is preferable in most circumstances.  Under US GAAP, such fees were recognized using the percentage of completion method.

e)              Operating leases

Under UK GAAP, to determine whether a lease is a capital lease, only a present value test is performed. Under US GAAP, FAS 13, Accounting for leases requires four tests to be used to determine whether a lease is a capital lease.  Therefore, US GAAP is more prescriptive than UK GAAP, requiring certain leases to be capitalised.

f)                Stock-based compensation

The company has issued stock-based compensation both to employees and non-employee service providers. Under UK GAAP, compensation expense is recorded in the profit and loss account for stock-based compensation if at the date of grant the option exercise price is less than the market value of the shares. Any expense is recognised over the vesting period of the option. Under US GAAP, the company accounts for its employee share options under Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, FIN 44 Accounting for Certain Transactions Involving Stock Compensation and EITF 00-23 Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44. Any difference between the market value of the shares at the measurement date and the exercise price of the option is credited to shareholders’ equity and written off in the income statement over the vesting period. Under US GAAP, the company accounts for share options issued to non-employees in exchange for services under SFAS 123, Accounting for Stock-Based Compensation. Any difference between the fair value of the shares at the measurement date and the exercise price of the option is credited to shareholders’ equity and written off in the income statement over the service performance period. Any unamortized compensation cost is shown as an asset in the balance sheet.  The methodology set out in FIN 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans has been used to allocate the compensation cost over the service period.

g)             Provision for compensated absences

Under UK GAAP no provision is made for employee’s compensated absences (i.e., vacation). Under US GAAP provision is made for the cost of employee’s rights to compensated absences from work.

Presentational Differences:

h)             Notes receivable from stockholders

Under UK GAAP, notes receivable from stockholders are presented in current assets.  Under US GAAP, such amounts are presented as a component of stockholders equity.

i)                 Deferred income taxes

Under UK GAAP, deferred tax is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallize based on current tax rates and laws. Deferred tax assets are recognized to the extent it is regarded as more likely than not that they will be recovered.

Under US GAAP, deferred taxes are provided for all temporary differences on a full asset and liability basis. A valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will not be realized. Under US GAAP, the company’s net deferred tax assets have been fully reserved at both 31 December 2004 and 31 December 2003 (resulting in a net deferred tax asset of £nil at both dates).

j)                 Balance sheet presentation

Under UK GAAP, assets in the balance sheet are presented in ascending order of liquidity. Under US GAAP, assets are presented in descending order of liquidity.

The comprehensive loss under US GAAP is the same as net income under US GAAP for all periods presented.

k)              Cash flow statements

Under UK GAAP, the cash flow statement is presented in accordance with FRS No. 1 (Revised) Cash Flow Statements (“FRS 1”). The statement prepared under FRS 1 presents substantially the same information as that required under SFAS No. 95 Statement of Cash Flows. Under US GAAP, however, there are certain differences from UK GAAP with regard to classification of items within the cash flow statement with regard to the definition of cash.

Under SFAS No. 95, cash and cash equivalents include cash and short-term investments with original maturities of three months or less. Under FRS 1, cash comprises cash in hand and at bank (on demand) and overnight deposits, net of bank overdrafts.

The following statements summarise the statements of cash flows as if they had been presented in accordance with US GAAP, and include the adjustments that reconcile cash and cash equivalents under US GAAP to cash on demand reported under UK GAAP.

	2004	Period 28 March to 31 December 2003
	£’000	£’000

Net cash used in operating activities	(824)	(351)
Net cash used in investing activities	(259)	(312)
Net cash provided by financing activities	448	2,051
Net (decrease) increase in cash and cash equivalents	(635)	1,388
Cash and cash equivalents under US GAAP at beginning of year	1,388	—
Cash and cash equivalents under US GAAP at end of year	753	1,388

Recently Issued United States Accounting Standards

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payments (“SFAS 123R”), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.

The statement eliminates the ability to account for share-based compensation transactions using the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires that such transactions be accounted for using a fair value based method and recognized as expenses in the statement of operations. The statement requires companies to assess the most appropriate model to calculate the value of the options. The company currently uses the Black-Scholes option pricing model to value options and is assessing which model it may use upon adoption of such standard. The use of an alternative model to value options may result in a different fair value than the use of the Black-Scholes option pricing model.

There are a number of other requirements under the new standard that will result in differing accounting treatment than that currently required. These differences include, but are not limited to, the accounting for the tax benefit on employee stock options.

The company will also be required to determine the transition method to be used at date of adoption. The allowed transition methods include modified prospective and modified retroactive adoption alternatives. Under the modified retroactive method, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. This method would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The modified prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS 123R.  In April 2005, the Securities and Exchange Commission announced the adoption of a new rule that amends the effective date of SFAS 123R.  The effective date of the new standard under these new rules for the Company’s financial statements is January 1, 2006.

Upon adoption, this statement will have a significant impact on the company’s statement of operations as the company will be required to expense the fair value of its stock option grants.